Commonwealth of Virginia
State Corporation Commission
Office of the Clerk
Entity ID: 06834410
Filing Number: 2201034027597
Filing Date/Time: 01/03/2022 01:04 PM
Effective Date/Time: 01/03/2022 01:04 PM

Stock Corporation - Articles of Amendment - Name Change

The undersigned, on behalf of the corporation set forth below, pursuant to § 13.1-710 of the Code of Virginia, states as follows:

Entity Information

Entity Name:	Sino-Global Shipping America, Ltd.	Entity Type:	Stock Corporation
Entity ID:	06834410	Formation Date:	09/14/2007
Status:	Active		

Name Change

Entity Name: Singularity Future Technology Ltd.

Adoption and Vote

Date of Adoption

Date Articles were adopted: 11/24/2021

The amendment was duly adopted by the board of directors without shareholder action pursuant to § 13.1-706 of the Code of Virginia on 11/24/2021.

Signature Information

Date Signed: 01/03/2022

Entity Name	Entity Type	Printed Name	Signature	Title
Sino-Global Shipping America, Ltd.	Stock Corporation	Jing Chen	Jing Chen	Of Counsel